UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 6, 2012

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2012, Aceto Corporation (“Aceto” or the “Company”), announced that as part of the Company's Management Succession Plan, effective January 2, 2013, Albert Eilender, Chairman and Chief Executive Officer will step down from his position as Chief Executive Officer while retaining his duties as Chairman of the Board of Directors (the “Board”). The Board elected Salvatore Guccione, age 49, currently President and Chief Operating Officer and member of the Board, to succeed him as Chief Executive Officer, effective January 2, 2013. The Company intends to compensate Mr. Eilender for his service as Chairman at an annual base salary of $500,000 and a target annual performance award of 50% of base salary. Currently, Mr. Eilender's base salary is $650,000 and his target annual performance award is 60% of base salary.

Since December 2011, Mr. Guccione has served as President and Chief Operating Officer of Aceto. Mr. Guccione was formerly an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York.  Prior to that, Mr. Guccione was the Chief Executive Officer and the Chief Financial Officer of WIL Research Laboratories from 2006 to 2009 and the Chief Financial Officer of International Specialty Products from 2004 to 2005. In addition, Mr. Guccione held various positions at Cambrex Corporation from 1995 to 2004, including Executive Vice President, Strategy and Chief Financial Officer. From 1987 to 1995, Mr. Guccione held various positions at International Specialty Products, including Vice President and General Manager, Personal Care and Director, Corporate Development. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University's Stern School of Business.  Mr. Guccione joined Aceto’s Board in May 2011.  Mr. Guccione serves on the board of ReSearch Pharmaceutical Services, Inc. In addition, Mr. Guccione previously served on the boards of Royal Adhesive & Sealants Holdings and DG3 Holdings.

It is contemplated that Mr. Guccione will continue in his capacity as President and Chief Operating Officer of the Company. In connection with his appointment as Chief Executive Officer, the Company will provide Mr. Guccione with an increase in annual base salary to $550,000 (increased from $425,000) and a target annual performance award of 60% of base salary (increased from 50%), effective January 2, 2013. Since it is contemplated that Mr. Guccione’s current employment agreement will be amended, the additional information called for in Item 5.02(c)(3) of Form 8-K has not been fully determined at the time of the filing of this report.

There are no family relationships between Mr. Guccione and any other executive officers or directors of Aceto.  Mr. Guccione was not selected as Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The press release related to this matter is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: September 12, 2012	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer